Exhibit 99.2

EXECUTION COPY

AMENDED AND RESTATED FOREIGN GLOBAL HYATT AGREEMENT

Amended and Restated Foreign Global Hyatt Agreement (this “Agreement”), dated as of October 1, 2009, by and among each of the signatories hereto (each, an “Adult Beneficiary” and, collectively, the “Adult Beneficiaries”). Each beneficiary of a Hyatt Owning Trust who attains the age of 18 following the date hereof and executes a Joinder shall also be deemed to be an “Adult Beneficiary” for purposes of this Agreement.

WHEREAS, the Adult Beneficiaries are party to the Foreign Global Hyatt Agreement dated as of March 12, 2008 (the “Original Agreement”) and have determined that it is in their collective best interests to amend and restate the Original Agreement in its entirety;

WHEREAS, the Trustee is the trustee of each of the non-United States situs trusts for the benefit of descendants of Nicholas J. Pritzker, deceased, identified on Exhibit A hereto (collectively, the “Hyatt Owning Trusts”);

WHEREAS, the Adult Beneficiaries are current and/or contingent beneficiaries of the Hyatt Owning Trusts who have reached the age of eighteen years;

WHEREAS, the Hyatt Owning Trusts are indirect owners of common equity interests in Hyatt Hotels Corporation, a Delaware corporation (“Hyatt”);

WHEREAS, in the context of the creation of liquidity, the Adult Beneficiaries have determined that it would be in their collective best interests if the Trustee caused an overall business plan to be effectuated with respect to the Hyatt Owning Trusts’ interests in Hyatt and, accordingly, desire that the Trustee seek to cause the creation of a liquid market for the common equity securities in Hyatt through an initial public offering of the common stock (“Hyatt Common Stock”) of Hyatt registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and anticipated to be listed on the New York Stock Exchange (the “IPO”);

WHEREAS, the Board of Directors and stockholders of Hyatt have approved an Amended and Restated Certificate of Incorporation (the “A/R COI”), which will become effective prior to the consummation of the IPO and provides, among other things, for the authorization of, and the reclassification of issued and outstanding shares of common stock of Hyatt into Class A common stock entitled to one vote per share (“Class A Common Stock”) and Class B common stock entitled to ten votes per share (“Class B Common Stock”) as specified in the A/R COI;

WHEREAS, it is anticipated that in connection with the IPO, the Class A Common Stock will be registered under the Exchange Act and listed on the New York Stock Exchange and shall constitute Hyatt Common Stock for all purposes hereunder; and

WHEREAS, in order to facilitate the consummation of the IPO, the Adult Beneficiaries find it to be in the best interests of all of the parties hereto to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree to amend and restate the Original Agreement as follows:

ARTICLE I

Term of Agreement

Section 1.1 Effective Time. This Agreement and the obligations of the parties hereto shall become effective for all purposes and respects as of the time the registration statement with respect to the IPO is declared effective by the Securities and Exchange Commission (the “Effective Time”); provided, that, if the IPO is not consummated within ten business days of the Effective Time, this Agreement shall automatically terminate and be deemed never to have had any force or effect.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties. Each of the parties signatory hereto hereby represents and warrants to each other party signatory hereto as follows:

(a) Such party has the full power, right and legal capacity to enter into this Agreement and to perform, observe and comply with all of such party’s agreements and obligations hereunder.

(b) This Agreement has been duly and validly executed by such party and, upon delivery thereof by such party, will constitute a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by such party in compliance with the terms and provisions hereof will not, to the best of such party’s knowledge, conflict with, result in a breach of, or constitute a violation or default of or give any third party the right to terminate, accelerate or modify any obligation under, (i) any material agreement or other document or instrument to which such party is bound or affected or (ii) any law, statute, rule, regulation, ordinance, writ, order or judgment to which such party is bound or affected.

(d) Except as otherwise provided in or contemplated by this Agreement and except for any consent, approval, authorization, order, registration, qualification or notice required by gaming or other regulatory authorities, no consent, approval, authorization or order of, or registration or qualification with, or notice to any governmental authority or other Person is required by such party to enter into this Agreement.

ARTICLE III

Voting Agreement; Disposition of Securities

Section 3.1 IPO. At the Effective Time, and provided that Hyatt Common Stock continues to be Public, the beneficiaries of the Hyatt Owning Trusts shall (and agree that the Pritzkers shall and desire that the Trustee shall) act in accordance with the following provisions as to any shares of Hyatt Common Stock that the Pritzkers directly or indirectly own (and the Adult Beneficiaries shall inform the Trustee thereof):

(a) Until the later to occur of (i) January 1, 2015 and (ii) that date upon which more than 75% of the FD Stock is owned by Persons other than Pritzkers and Domestic Pritzkers, all Pritzkers and Domestic Pritzkers in a Beneficiary Group (including trusts only to the extent of the then current benefit of members of such Beneficiary Group) will be free to sell up to 25% of their aggregate holdings of Hyatt, measured as of the Effective Time, in each 12 month period following the Effective Time (without carry-overs), and shall not sell more than such amount during any such period; provided, however, upon the unanimous affirmative vote of the Independent directors of Hyatt, such 25% limitation may, with respect to such 12 month period, be increased to a higher percentage or waived entirely and provided further, that sales of Hyatt Common Stock, including Class A Common Stock and Class B Common Stock, between and among Pritzkers and/or Domestic Pritzkers shall be permitted without regard to the sale restrictions in this Section 3.1(a), and such sales shall not be counted against the 25% limitation described herein.

(b) Notwithstanding anything to the contrary contained herein or contained in any other agreement among the parties hereto, all the shares in Hyatt owned directly or indirectly by each Beneficiary Group (including trusts only to the extent of the then current benefit of members of such Beneficiary Group) will be freely pledgeable to an institutional lender (commercial bank, insurance company, brokerage or the like), which institutional lender will not be subject to sale restrictions upon default and foreclosure.

(c) Until the later to occur of (i) January 1, 2015 and (ii) that date upon which more than 75% of the FD Stock is owned by Persons other than Pritzkers and Domestic Pritzkers, all Pritzkers (and their successors in interest, if applicable), but not the transferees by sale (other than Pritzkers or Domestic Pritzkers who purchase directly from other Pritzkers or Domestic Pritzkers) or by, or following, foreclosures as aforesaid, will vote (or cause to be voted) all of the voting securities of Hyatt (and successor Companies) held directly or indirectly by them consistent with the recommendations of the board of directors of Hyatt with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three Independent directors or, in the case of transactions involving Hyatt and an Affiliate thereof, assuming agreement of all of such minimum of three Independent directors). All Pritzkers will cast and submit by proxy to Hyatt their votes in a manner consistent with this Section 3.1(c) at least five business days prior to the scheduled date of the Annual or Special Meeting of stockholders of Hyatt, as applicable.

(d) After the Trustee has notified the Current Adult Beneficiaries of its intention to distribute Hyatt Common Stock and has commenced consultation with them as to the structure of such distribution, no Current Adult Beneficiary shall, until the earlier of (i) six months from the date of such notification and (ii) the date of distribution of such Hyatt Common Stock, acquire either directly, or indirectly for his exclusive benefit, any “derivative securities” (as defined in Rule 16a-1(c) of the Exchange Act) with respect to such Hyatt Common Stock. The Adult Beneficiaries hereby acknowledge and agree that it is in the best interests of the Adult Beneficiaries for the Trustee to distribute Hyatt stock from the Ancestor Trusts as soon as practicable following the Effective Time and, accordingly, shall inform the Trustee that it is the

Adult Beneficiaries’ desire that the Trustee distribute such stock in consultation with the Adult Beneficiaries as soon as practicable following the Effective Time subject to the underwriter’s 180-day “lock-up” agreement related to the IPO to which such stock is subject.

ARTICLE IV

Arbitration

Section 4.1 Scope of Arbitration.

(a) Except as otherwise expressly provided in this Agreement, disputes between or among any of the parties hereto, and/or disputes between or among any of the parties hereto and any Person who has executed a Joinder (to the extent any such disputes among the parties and/or among the parties and Persons who executed Joinders relate directly to the subject matter of this Agreement), shall be determined solely and exclusively by arbitration in accordance with this Article IV, which shall be broadly construed in favor of arbitrability of all such disputes.

(b) In any arbitration, this Agreement and all other documentation determined by the Arbitrator to be relevant shall be admissible in evidence. In deciding any issue submitted to arbitration, the Arbitrator (as defined below) shall consider the rights, powers and obligations of the Trustee (or its predecessor) in light of this Agreement, the relevant trust instruments, the laws specified in Section 6.5 and the laws of the place of arbitration to the extent necessary to render the arbitral award valid and enforceable.

Section 4.2 Rules; Location.

(a) Except as otherwise provided herein, the Commercial Arbitration Rules of the American Arbitration Association in effect as of the Effective Time shall govern any arbitration hereunder, but such arbitration shall not be conducted under the auspices of the American Arbitration Association.

(b) All arbitrations shall be held in such place outside the United States as the Arbitrator selects after giving due regard to (i) the parties’ desire to maintain, to the maximum extent possible, the confidentiality of all arbitration proceedings commenced hereunder, all demands, pleadings, briefs or other documents relating to such proceedings and any decisions or awards of the Arbitrator and (ii) the ability of a court with jurisdiction over the parties to compel arbitration in such place and enforce any award resulting therefrom.

Section 4.3 Arbitrator.

(a) All arbitrations will be before a single arbitrator (the “Arbitrator”), who shall be the arbitrator selected pursuant to Section 4.3 of the Domestic Global Hyatt Agreement.

(b) All parties to this Agreement and their counsel, Joined Agents and other representatives will refrain from all ex parte contacts with the Arbitrator.

Section 4.4 Demand for and Action to Compel Arbitration.

(a) To demand arbitration hereunder, the party seeking arbitration shall be required to deliver written notice to the Arbitrator (when and if available) and all parties in respect of whom arbitration is sought, specifying in reasonable detail the issue or issues to be arbitrated. Upon receipt of such notice, the Arbitrator shall commence, conduct and conclude all proceedings within a reasonable time. Notwithstanding anything to the contrary contained in this Agreement, no party may demand arbitration subsequent to the date that is ninety (90) days following the date upon which the voting agreement set forth in Article III hereof expires by its terms.

(b) Nothing herein shall be deemed to impair the right of any party to seek an order of any court of competent jurisdiction compelling arbitration or in aid of the jurisdiction of the Arbitrator.

Section 4.5 Confidentiality.

(a) Except as may be required by applicable law and for communications among the parties to this Agreement and their respective counsel (and Persons retained by counsel for the purpose of assisting in any proceeding, who shall agree to be bound by a reasonable confidentiality agreement), all arbitration proceedings commenced hereunder, and all demands, pleadings, briefs or other documents relating to such proceedings, as well as any decisions or awards of the Arbitrator (except insofar as may be necessary to obtain judicial confirmation and/or enforcement of such decision or award), shall be completely and permanently confidential and shall not be communicated to third parties, and the Arbitrator will so order.

(b) Any party initiating judicial proceedings to compel arbitration or to confirm an award of the Arbitrator shall in good faith seek an order providing for the filing of all pleadings and arbitration documents under seal and all of the parties shall agree thereto.

(c) No tape or electronic recording or transcripts of arbitration proceedings shall be retained by any party after the completion of the arbitration proceeding; provided, however, that the Arbitrator (and any successor Arbitrators) may retain such records as he deems useful to the discharge of his duties hereunder and the Arbitrator may make any recordings or transcripts available upon request of a party to a subsequent arbitration pursuant to this Article (and solely for use in such subsequent arbitration) at his discretion and upon terms and conditions the Arbitrator deems appropriate.

Section 4.6 Discovery and Conduct of Hearing.

(a) The parties to any arbitration hereunder shall be entitled to such pre-hearing discovery, if any, as may be determined by the Arbitrator.

(b) In conducting the arbitration, the Arbitrator may act in summary fashion, upon submission of papers, or in plenary fashion, in his discretion.

Section 4.7 Form of Award; Remedies; Confirmation.

(a) An award of the Arbitrator shall be in writing and signed by him, shall not include findings of fact, conclusions of law, or other matters of opinion, shall state as briefly as possible the determination of the issue or issues submitted; provided, however, that the Arbitrator may make findings of fact and/or conclusions of law if and to the extent necessary to render the award valid and enforceable. The Arbitrator’s award shall be final and binding on the parties to this Agreement in all respects and for all purposes (without any right of appeal).

(b) Except as may otherwise be provided herein, the Arbitrator shall be authorized to award any form of relief as may be appropriate, consistent with the Commercial Arbitration Rules of the American Arbitration Association, including immediate, interim and/or final equitable relief, compensatory damages, fees, costs and expenses of the arbitration proceeding and non-monetary sanctions (but not Consequential Damages, punitive damages, exemplary damages or multiple damages).

(c) A party to an arbitration shall have the right to petition a court of competent jurisdiction for an order confirming the Arbitrator’s award.

Section 4.8 Certain Arbitrations. The exclusive requirement to arbitrate hereunder shall not apply with respect to the manner in which Hyatt’s operations are conducted to the extent the parties (in their capacities as shareholders) and non-Pritzker public shareholders are affected comparably; provided, however, that a party may participate in and benefit from any shareholder litigation initiated by a non-party. A party may not solicit others to initiate or be a named plaintiff in such litigation, (i) unless two thirds of the Independent directors of a board of directors having at least three Independent directors do not vote in favor of the matter that is the subject of the litigation or (ii), in the case of affiliated transactions reviewed by Hyatt’s board of directors, unless at least one Independent director did not approve the transaction.

ARTICLE V

Definitions

Section 5.1 Certain Defined Terms. For purposes of this Agreement the following terms and phrases shall have the following meanings:

“Affiliate” means any Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person (the term “control” for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to act as or select the managing or general partner of a partnership, manager or managing member of a limited liability company, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over a Person).

“Beneficiary Group” means each Current Adult Beneficiary and his/her lineal descendants and current spouse, if relevant.

“Company” means a corporation, partnership, limited liability company, association, group (as defined in Section 13(d) of the Exchange Act), proprietorship, Delaware business or similar trust or other non-corporate organization.

“Consequential Damages” means such damages as do not flow directly and immediately from the act of a party, but which arise from intervention of special circumstances not ordinarily predictable (for greater certainty, “Consequential Damages” do not include general and special, actual or compensatory damages as will compensate an injured party for the injury sustained (and nothing more)).

“Current Adult Beneficiaries” means the individuals identified on Exhibit B hereto.

“Domestic Global Hyatt Agreement” means that certain Amended and Restated Global Hyatt Agreement, dated as of October 1, 2009, by, between and among Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, not individually, but solely in their capacity as co-trustees of the Domestic Hyatt Owning Trusts, and the Adult Beneficiaries related to the Domestic Hyatt Owning Trusts’ interests in Hyatt, as the same may be amended from time to time.

“Domestic Hyatt Owning Trusts” has the meaning of the term “Hyatt Owning Trusts” under the Domestic Global Hyatt Agreement.

“Domestic Pritzkers” has the meaning of the term “Pritzkers” under the Domestic Global Hyatt Agreement.

“FD Stock” means the fully diluted shares of Hyatt Common Stock calculated with reference to the securities included in determining “Diluted EPS” in accordance with Statement of Financial Accounting Standards 128 for the purposes of US GAAP as in effect on June 30, 2009.

“Independent” means an individual who satisfies the criteria set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual as in effect at the Effective Time and is not a lineal descendant of Nicholas J. Pritzker (deceased).

“Joinder” means an instrument pursuant to which the signatory thereto becomes a party to this Agreement and assumes obligations hereunder.

“Joined Agent” means an agent or representative of an Adult Beneficiary who has executed and delivered a Joinder agreeing to be bound by Article IV; provided, however, that counsel to each of the Adult Beneficiaries shall be deemed to be a Joined Agent hereunder whether or not such counsel has executed and delivered a Joinder.

“Person” means an individual, Company and/or governmental authority.

“Pritzkers” means the Pritzker family members, who are the lineal descendants of Nicholas J. Pritzker, deceased, and spouses, any trusts for the current or future, direct or indirect, vested or contingent, benefit of any of the foregoing the situs of which is outside the United States and/or Affiliates of any thereof.

“Public”, when referring to Hyatt Common Stock, means such Hyatt Common Stock is registered pursuant to Section 12 of the Exchange Act.

“Trustee” means CIBC Trust Company (Bahamas) Limited, in its capacity as trustee of the Hyatt Owning Trusts and any successor thereto.

ARTICLE VI

Miscellaneous

Section 6.1 Interpretation. The headings and captions preceding the text of Articles and Sections included in this Agreement and the headings and captions to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement and shall be deemed to include each other gender, and the singular shall include the plural and vice versa, as the context may require. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to any “Article”, “Section” or “Exhibit” shall refer to an Article or Section of, or an Exhibit to, this Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with this Agreement or any other document or instrument of even date herewith. All references to the discretion of the Trustee shall mean the sole and absolute discretion of the Trustee. Any act by any agent of the Trustee shall be deemed to be the act of the Trustee. Upon the death or incapacity of a Current Adult Beneficiary, the vote, designation right, consent and/or agreement of such Current Adult Beneficiary may be assigned, by will or other similar instrument, to any Person, including to another Current Adult Beneficiary (it being agreed that in the absence of such assignment, such vote, designation right, consent and/or agreement shall inure per stirpes to the benefit of the issue of such Current Adult Beneficiary; provided, however, that the descendants of a Current Adult Beneficiary who have attained the age of 18 shall share equally a proxy for the voting interest of all other minor descendants of said Current Adult Beneficiary, and if all issue of said Current Adult Beneficiary shall be under the age of 18 the surviving parent of said issue shall enjoy such vote, designation right, consent and/or agreement power until any of said issue attain the age of 18).

Section 6.2 Support of Contemplated Transactions. Without limiting the right of the parties to commence an arbitration pursuant to Article IV, each of the parties will cooperate with each other party in all reasonable respects and act reasonably and in good faith in effectuating this Agreement (and no party shall provide any instruction, statement of desires or the like to the Trustee that is inconsistent with this Agreement). Each party will employ the dispute resolution provisions of Article IV only in connection with a bona fide dispute, controversy, claim or other issue concerning a substantial matter that is subject to such dispute resolution provisions.

Section 6.3 Consent of Adult Beneficiaries. Each of the Adult Beneficiaries hereby consents to the actions of the Trustee contemplated by this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Section 6.5 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND EACH OF THE EXHIBITS TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE (BUT ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF ANY RELEVANT TRUST INSTRUMENTS, THE DUTIES AND POWERS OF THE TRUSTEE OR THE RIGHTS OF THE BENEFICIARIES WITH RESPECT TO THE HYATT OWNING TRUSTS SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF THE BAHAMAS WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF). SUBJECT TO COMPLIANCE WITH ARTICLE IV, AS APPLICABLE, EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, AND CONSENTS TO VENUE IN, THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS FOR ALL PURPOSES HEREUNDER.

Section 6.6 Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

Section 6.7 Incorporation of Recitals. The preamble and recitals to this Agreement are hereby incorporated in this Agreement, and, by this reference, made a part hereof.

Section 6.8 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 6.9 Parties in Interest. This Agreement is solely for the benefit of the parties hereto and no other Persons shall be third party beneficiaries of this Agreement.

Section 6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, and successors, and each trustee of any other currently existing or hereinafter to be formed trust for the current or future, direct or indirect, vested or contingent, benefit of a beneficiary of a Hyatt Owning Trust that is the direct or indirect holder of Hyatt Common Stock. Except as provided in the last sentence of Section 6.1 hereof, no party may assign his rights or obligations under this Agreement.

Section 6.11 Severability. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law; provided, however, that such enforcement does not deprive any party hereto of the benefit of the bargain.

Section 6.12 Amendment and Waiver. This Agreement may not be amended, modified, supplemented or restated except by written agreement of (a) 75% of the Current Adult Beneficiaries and (b) a majority of the Adult Beneficiaries (other than the Current Adult Beneficiaries) at the time any such amendment, modification, supplement or restatement is sought, it being agreed that any of the foregoing individuals may consent or refuse to consent to the amendment, modification or supplementation of this Agreement in such individual’s sole and absolute discretion. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 6.13 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (including delivery by courier service), transmitted by telegram or facsimile transmission, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth on Exhibit C, or to such other address as the party to whom notice is to be given may have previously furnished to the other parties in writing in accordance herewith. Notice shall be deemed given on the date received (or, if receipt thereof is refused, on the date of such refusal).

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of October 1, 2009.

ADULT BENEFICIARIES:

/s/ Nicholas J. Pritzker Nicholas J. Pritzker

/s/ Thomas J. Pritzker Thomas J. Pritzker

/s/ James N. Pritzker James N. Pritzker

/s/ John A. Pritzker John A. Pritzker

/s/ Linda Pritzker Linda Pritzker

/s/ Karen L. Pritzker Karen L. Pritzker

/s/ Penny Pritzker Penny Pritzker

/s/ Anthony N. Pritzker Anthony N. Pritzker

/s/ Gigi Pritzker Pucker Gigi Pritzker Pucker

/s/ Jay Robert Pritzker Jay Robert Pritzker

[Signature Page to Amended and Restated Foreign Global Hyatt Agreement]

/s/ Joseph B. Pritzker Joseph B. Pritzker

/s/ Regan Pritzker Regan Pritzker

/s/ Rachel Pritzker Hunter Rachel Pritzker Hunter

/s/ Roland Bacon Pritzker Roland Bacon Pritzker

/s/ Jason N. Pritzker Jason N. Pritzker

/s/ Benjamin T. Pritzker Benjamin T. Pritzker

/s/ Rosemary Pritzker Rosemary Pritzker

/s/ Tal Hava Pritzker Tal Hava Pritzker

/s/ Jacob N. Pritzker Jacob N. Pritzker

/s/ David T. Pritzker David T. Pritzker

/s/ Allison Pritzker Schwartz Allison Pritzker Schwartz

/s/ Adam Pritzker Adam Pritzker

/s/ Isaac Pritzker Isaac Pritzker

[Signature Page to Amended and Restated Foreign Global Hyatt Agreement]

/s/ Noah Pritzker Noah Pritzker

/s/ Dana Jean Dana Jean Pritzker Schwartz

/s/ Donald Pritzker Traubert Donald Pritzker Traubert

[Signature Page to Amended and Restated Foreign Global Hyatt Agreement]

Exhibit A

HYATT OWNING TRUSTS

Settlement T-551-1

Settlement T-551-2

Settlement T-551-3

Settlement T-551-4

Settlement T-551-5

Settlement T-551-6

Settlement T-551-7

Settlement T-551-10

Settlement T-551-11

Settlement T-551-12

Settlement 1740 Trust #14

Settlement 1740 Trust #15

RP 1740 #17 Apex Trust

Settlement 1740 Trust #22

Settlement 1740 Trust #23

Settlement 1740 Trust #24

Settlement 1740 Trust #25

Settlement 1740 Trust #26A

Settlement 1740 Trust #26B

Settlement 1740 Trust #26C

Settlement 1740 Trust #26D

Settlement 1740 Trust #27

Settlement 1740 Trust #28

Settlement 1740 Trust #29

Settlement 1740 Trust #30

Settlement 1740 Trust #31

Settlement 1740 Trust #32

Settlement 1740 Trust #33

Settlement 1740 Trust #34

Settlement 1740 Trust #35

Settlement 1740 Trust #36

Settlement 1740 Trust #37

Settlement 1740 Trust #38

Settlement 1740 Trust #39

Settlement 1740 Trust #40

Settlement T-2043

A-1

Settlement T-577

Settlement T-2390-A

Settlement T-2390-B

Settlement T-2390-C

A-2

Exhibit B

CURRENT ADULT BENEFICIARIES

Nicholas J. Pritzker

Thomas J. Pritzker

James N. Pritzker

John A. Pritzker

Linda Pritzker

Karen L. Pritzker

Penny Pritzker

Daniel F. Pritzker

Anthony N. Pritzker

Gigi Pritzker Pucker

Jay Robert Pritzker

B-1

Exhibit C

NOTICES

Adult Beneficiaries:

Mr. Adam Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Ms. Allison Pritzker Schwartz

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Mr. Anthony N. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Mr. Benjamin T. Pritzker

c/o Mr. Joel S. Rothman

Rothman Law Group

135 S. LaSalle Street

Suite 2810

Chicago, IL 60603

(312) 578-0900 (Telephone)

(312) 578-0905 (Facsimile)

Ms. Dana Jean Pritzker Schwartz

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Mr. Daniel F. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

and

Mr. Daniel F. Pritzker

c/o Timmons Advisors, LLC

3555 Timmons Lane

Suite 800

Houston, TX 77027

(713) 961-1600 (Telephone)

(713) 623-2317 (Facsimile)

Mr. David T. Pritzker

c/o Mr. Joel S. Rothman

Rothman Law Group

135 S. LaSalle Street

Suite 2810

Chicago, IL 60603

(312) 578-0900 (Telephone)

(312) 578-0905 (Facsimile)

Mr. Donald P. Traubert

c/o Mr. J. Kevin Poorman

Pritzker Realty Group LP

71 S. Wacker Drive

47th Floor

Chicago, IL 60606

(312) 873-4802 (Telephone)

(312) 873-4891 (Facsimile)

Ms. Gigi Pritzker Pucker

c/o Ms. Karen MacKay

Burke Warren MacKay & Serritella PC

330 N. Wabash Avenue

22nd Floor

Chicago, IL 60611-3607

(312) 840-7009 (Telephone)

(312) 840-7900 (Facsimile)

Mr. Isaac Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Mr. Jacob N. Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Mr. James N. Pritzker

c/o Mr. Charles E. Dobrusin

Charles E. Dobrusin & Associates, Ltd.

104 S. Michigan Avenue

Suite 900

Chicago, IL 60603-5906

(312) 436-1202 (Telephone)

(312) 436-1201 (Facsimile)

and

Mr. James N. Pritzker

c/o Mr. Harry B. Rosenberg

Reed Smith Sachnoff & Weaver

10 South Wacker Drive

40th Floor

Chicago, IL 60606-7507

(312) 207-1000 (Telephone)

(312) 207-6400 (Facsimile)

Mr. Jason N. Pritzker

c/o Mr. Joel S. Rothman

Rothman Law Group

135 S. LaSalle Street

Suite 2810

Chicago, IL 60603

(312) 578-0900 (Telephone)

(312) 578-0905 (Facsimile)

Mr. Jay Robert Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Mr. John A. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Mr. Joseph B. Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Ms. Karen L. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Ms. Linda Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Ms. Nancy Marie Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Mr. Nicholas J. Pritzker

c/o Mr. Marshall Eisenberg

Neal Gerber & Eisenberg LLP

Two North LaSalle St.

Suite 2200

Chicago, IL 60602

(312) 269-8020 (Telephone)

(312) 269-0260 (Facsimile)

Mr. Noah Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Ms. Penny Pritzker

c/o Mr. J. Kevin Poorman

Pritzker Realty Group LP

71 S. Wacker Drive

47th Floor

Chicago, IL 60606

(312) 873-4802 (Telephone)

(312) 873-4891 (Facsimile)

Ms. Rachel Pritzker Hunter

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Ms. Regan Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Mr. Roland Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Ms. Rosemary Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)

Ms. Tal Hava Pritzker

c/o Mr. Charles E. Dobrusin

Charles E. Dobrusin & Associates, Ltd.

104 S. Michigan Avenue

Suite 900

Chicago, IL 60603-5906

(312) 436-1202 (Telephone)

(312) 436-1201 (Facsimile)

Mr. Thomas J. Pritzker

c/o Mr. Marshall Eisenberg

Neal Gerber & Eisenberg LLP

Two North LaSalle St.

Suite 2200

Chicago, IL 60602

(312) 269-8020 (Telephone)

(312) 269-0260 (Facsimile)

Mr. Zachary Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9602 (Facsimile)